SCHEDULE 14A
                             (Rule 14a-101)

                 INFORMATION REQUIRED IN PROXY STATEMENT
                        SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of
        the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     VERSAILLES CAPITAL CORPORATION
                     ------------------------------
            (Name of Registrant as Specified in Its Charter)
 _______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    VERSAILLES CAPITAL CORPORATION
                          21550 OXNARD STREET
                               SUITE 830
                       WOODLAND HILLS, CA 91367



Dear Shareholder:

     On behalf of our Board of Directors, I cordially invite you to attend Versailles Capital Corporation's 1999 Annual Meeting of Shareholders to be held on August 6, 1999, at the Marriott Hotel, located at 21850 Oxnard Street, Woodland Hills, California 91367, at 9:00 a.m. local time.

     The attached Proxy Statement describes in detail the matters expected to be acted upon at the meeting, including electing 6 directors, all of whom are present directors of the Company, and ratifying the selection of Ernst & Young LLP as the Company's independent auditors. We will also report on the Company's progress and respond to questions you may have about the Company's business.

     We sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU PREVIOUSLY HAVE MAILED YOUR PROXY CARD. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.


                                   Sincerely,

                                   /s/ O.B. Parrish

                                   O.B. Parrish
                                   Chairman of the Board

Woodland Hills, California
June 30, 1999

                    VERSAILLES CAPITAL CORPORATION
                    21550 OXNARD STREET, SUITE 830
                       WOODLAND HILLS, CA 91367
                              ___________
               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON AUGUST 6, 1999
                              ___________
To the Shareholders of Versailles Capital Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Versailles Capital Corporation, a Colorado corporation (the "Company"), will be held on Friday, August 6, 1999, at 9:00 a.m. local time, at the Marriott Hotel located at 21850 Oxnard Street, Woodland Hills, California 91367, for the following purposes:

     1. To elect 6 directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualify.
     2. To adopt an amendment to Article I of the Amended and Restated Articles of Incorporation of the Company to change the name of the Company from "Versailles Capital Corporation" to "Amerimmune Pharmaceuticals, Inc."
     3. To consider and approve the Versailles Capital Corporation 1998 Omnibus Stock Incentive Plan, as amended.
     4. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2000.
     5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors of the Company has fixed the close of business on June 30, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. Shareholders of record as of the record date will be admitted to the Annual Meeting upon presentation of identification. Shareholders who own shares of Common Stock beneficially through a bank, broker or other nominee will be admitted to the Annual Meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                              By Order of the Board of Directors

                              /s/ Roy S. Azarnoff

                              Roy S. Azarnoff
                              Secretary and Treasurer
Woodland Hills, California
June 30, 1999

                    VERSAILLES CAPITAL CORPORATION
                          21550 OXNARD STREET
                               SUITE 830
                       WOODLAND HILLS, CA 91367

                              ___________

                            PROXY STATEMENT
                                  FOR
                    ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD
                            AUGUST 6, 1999

GENERAL

     This Proxy Statement is furnished to shareholders of VERSAILLES
CAPITAL CORPORATION, a Colorado corporation (the "Company"), in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual Meeting of Shareholders of the Company to be held on June 11, 1999, at 9:00 a.m. local time, at the Marriott Hotel, located at 21850
Oxnard Street, Woodland Hills, California 91367, and any and all adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed form of proxy are being first mailed to all shareholders entitled to vote on or about June 30, 1999, together with the Company's Annual Report on Form 10-KSB for the Fiscal Year ended March 31, 1999.

     The shareholders of the Company will consider and vote upon the following proposals: (i) the election of six directors for a one-year term and until their successors are duly elected and qualify; (ii) An amendment to Article I of the Amended and Restated Articles of Incorporation of the Company to change the name of the Company from "Versailles Capital Corporation" to "Amerimmune Pharmaceuticals, Inc." (iii) the Versailles Capital Corporation 1998 Omnibus Stock Incentive Plan, as amended (iv) the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2000; and (v) such other matters as may properly come before the meeting and any and all adjournments or postponements thereof, including matters proposed by shareholders. The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement.

SOLICITATION

     This solicitation is made by mail on behalf of the Board of Directors of the Company. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, fax, internet or personal solicitation by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Common Stock, par value $.05 per share, of the Company (the "Common Stock").

VOTING PROCEDURES

     Only the holders of record of the Common Stock as of the close of business on June 30, 1999 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote. Shareholders are not permitted to cumulate their shares of Common Stock for the purpose of electing directors or otherwise. At the close of business on the Record Date, there were approximately 43,042,856 shares of Common Stock issued and outstanding.

     The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. A "broker non-vote" results on a matter when a broker or other record holder in "street" or nominee name returns a duly executed proxy but does not vote on such matter solely because such record holder does not have discretionary authority to vote on such matter and has not received voting instructions from the beneficial holder.

     Shares represented by proxies in the form enclosed, if the proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned proxy, the shares will be voted in accordance with the recommendation of the Board of Directors, as follows: "FOR" the election of each nominee for director, "FOR" the change in the Company's name, "FOR" the Versailles Capital Corporation 1998 Omnibus Stock Incentive Plan, as amended and "FOR" the ratification of the selection of Ernst & Young LLP to serve as independent auditors of the Company. If any other matters properly come before the Annual Meeting, it is the intention of each of the persons named in the accompanying proxy to vote such proxies in such person's discretion. To be voted, proxies must be filed with the Secretary of the Company prior to voting.

     Under the Colorado General Corporation Law, holders of shares of the Common Stock will not be entitled to appraisal rights with respect to such shares in connection with any of the proposals.

REVOCATION OF PROXIES

     Proxies may be revoked at any time before voting by filing a notice of revocation with the Secretary of the Company, by filing a later dated proxy with the Secretary of the Company, or by voting in person at the Annual Meeting.

     Any written notice of revocation, or later dated proxy, should be delivered to the Company at 21550 Oxnard Street, Suite 830, Woodland Hills, California 91367.

     Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to our Secretary at the Annual meeting before we begin voting.

                PROPOSAL NUMBER ONE-ELECTION OF DIRECTORS

     Pursuant to the Company's Amended and Restated Bylaws (the "Bylaws"), all of the directors are elected at each annual meeting of shareholders. The Bylaws currently authorize a Board of Directors consisting of not less than one, nor more than ten members. The Bylaws also authorize the Board of Directors to establish, increase or decrease the number of directors, and the number has been so fixed at 6 directors. Each director will hold office until the next annual meeting of shareholders and until such director's successor is duly elected and qualifies.

     Shareholders may withhold authority from the proxy holders to vote for the entire slate as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any one or more individual nominees. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in any such nominee receiving fewer votes. Each person nominated for election has agreed to serve if elected. If any nominee should become unavailable for election, an event the Company does not anticipate, such shares will be voted for the election of such substitute nominee as management may propose.

     The following six persons have been selected by the Board of Directors as nominees for election to the Board of Directors: Daniel L. Azarnoff, Roy
S. Azarnoff, Kimberlie L. Cerrone, Michael A. Davis, O.B. Parrish and Lois Rezler. All of the nominees are incumbent directors.

CERTAIN INFORMATION REGARDING NOMINEES, EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

     The following table sets forth the names and positions of the current directors and executive officers of the Company:



                                                            Officer or
Name                  Age   Position                        Director Since
----                  ---   --------                        --------------

Michael A. Davis      58    President, CEO and Director     1999

Wellington A. Ewen    59    Chief Financial Officer         1999

Pamela M. Kapustay    43    Vice President of Operations    1999

Kimberlie L. Cerrone  47    Director                        1999

O. B. Parrish         65    Director                        1999

Lois Rezler           46    Director                        1999

Daniel L. Azarnoff    72    Director                        1999

Roy S. Azarnoff       68    Director                        1999

     The following sets forth biographical information concerning the Company's directors and executive officers.

     MICHAEL A. DAVIS, M.D., Sc.D., M.B.A. currently serves as President,
CEO and a Director for the Company, and has been Professor of Radiology and Director, Division of Radiologic Research in the Department of Radiology at the University of Massachusetts Medical Center ("UMMC"), Worcester, Massachusetts since 1980. Dr. Davis also serves as the Associate Medical Director of the Center for Advanced Clinical Technology at UMMC, which was formed to aid medical device and pharmaceutical manufacturers in obtaining safety and efficacy data required by the Food and Drug Administration
("FDA") and other world-wide regulatory bodies prior to granting marketing approval. Since 1989, Dr. Davis has served as Medical Director for the E-Z-EM Company, and was appointed as its Technical Director, Chief Scientific Officer and Director. Since 1982, Dr. Davis has been an Adjunct Professor in Nuclear Medicine at Tufts University School of Veterinary Medicine, an Affiliate Professor of Biomedical Engineering at Worcester Polytechnic Institute, and has held faculty positions at Harvard Medical School and Northeastern University. Currently, Dr. Davis serves as President of
Synergy Consulting Group, Ltd., a medical device and drug consulting group assisting contract research organizations, which helps in the design, monitoring and implementation of clinical trials and serves as liaison with the FDA.

     WELLINGTON A. EWEN, C.P.A., MBA currently serves as the Company's Chief Financial Officer, and has been the Chief Financial Officer of Entropin since March 1998. For the past ten years, Mr. Ewen has been the owner and manager of Wellington A. Ewen & Associates, a business consulting firm in Malibu, California. He has acted as a financial and accounting officer for various businesses during that time. Mr. Ewen served as senior manager at the public accounting firms of Coopers & Lybrand, Los Angeles, California and at Arthur Andersen & Co., New York, New York.

     PAMELA M. KAPUSTAY, R.N., M.N. currently serves as the Company's Vice President of Operations. Ms. Kapustay is Senior Research Associate, Clinical Management and Research Development for Entropin, Inc., and serves in the same capacity (since March 1998) for Western Center for Clinical Studies. In addition, she serves as an independent consultant (since October 1997) to Amgen, Inc. assisting in the coordination of a large multi-center pharmacoeconomic research project. Over the previous twenty
(20) years, Ms. Kapustay has held administrative, clinical research and practice positions in both corporate and university settings within the United States and abroad, including the University of Texas, M.D. Anderson Hospital and Tumor Institute from June 1976 to October 1983 with a concentrated clinical focus in oncology and HIV/AIDS care.

     KIMBERLIE L. CERRONE, M.S., M.B.A., J.D. currently serves as a Director of the Company. She is also Vice-President and General Counsel of Net Perceptions, Inc., a publicly-traded Internet company and a Director of Nihon Net Perceptions Kabushiki Kaisha, a Japanese company. Ms. Cerrone has held positions in senior management and business development in the biotechnology and software industries for more than ten years. She has consulted to early stage high technology and life science companies since 1998. She co-founded Neurobiological Technologies, Inc., a publicly-traded biotechnology in 1987. Ms. Cerrone practiced technology law at Gunderson Dettmer and Venture Law Group for five years and has been general counsel at two software companies.

     O. B. PARRISH currently serves as a Director of the Company. He is also the President and a Director of Phoenix Health Care of Illinois, Inc. where he has been employed since 1989. Mr. Parrish is Chairman, CEO and a Director of the Female Health Company of Chicago, Illinois where he has been associated since 1994. In addition, he is Chairman of ViatiCare Financial Services LLC, of Minneapolis, which provides financial services to the terminally ill where he has been associated since 1993. From 1991 to 1995 Mr. Parrish was Co-Chairman and a Director of Inhalon Pharmaceuticals, Inc., of Bethlehem, Pennsylvania. Previously, Mr. Parrish was President of G.D. Searle's worldwide Pharmaceutical Group and Executive Vice President of Pfizer's International Division.

     LOIS REZLER, Ph.D. currently serves as a Director of the Company, and served as a Director and President of British Lion from October 1998 until its acquisition by the Company. Since April 1998, Dr. Rezler has served as Vice President of Science and Regulatory Affairs of Entropin, Inc. Since January 1996, Dr. Rezler has been a Director and President of Western Center for Clinical Studies. During the past ten years, Dr. Rezler has been engaged in consulting for various pharmaceutical and biotechnology corporations including Smith Kline, Smith & Nephew, Cheesborough Ponds, CIBA, Merck Sharpe Dome, Baxter Travenol and others.

     DANIEL L. AZARNOFF, M.D. currently serves as a Director for the Company and formerly served as Director and Vice President of British Lion. Since January 1996, Dr. Azarnoff has been a Director and Vice President of Western Center for Clinical Studies. From 1988 to present, Dr. Azarnoff has served as President of D. L. Azarnoff Associates, a company engaged in consulting for various pharmaceutical and biotechnology companies. Dr. Azarnoff has served or is serving as a director on the following pharmaceutical drug and development companies: Entropin, Inc., Oread, Inc., Cibus Pharmaceutical and DeNovo, Inc. Dr. Azarnoff serves as Senior Vice President, Medical/Regulatory Affairs for Cellegy Pharmaceutical, Inc., and was appointed President of Entropin, Inc., in April 1998. Previously, Dr. Azarnoff was President of G.D. Searle's worldwide Research and Development Group.

     ROY S. AZARNOFF, Ph.D. currently serves as a Director and Secretary/Treasurer of the Company and formerly served as a Director and Secretary/Treasurer of British Lion from October 1998. Since 1995, Dr. Azarnoff has served as the chief operating officer for Western Center for Clinical Studies Inc. and since 1989 has served as Chief Executive Officer of Medical Research Consultant Associates Inc., a consulting firm that provides research support assistance to community hospitals, research institutes and drug and medical device companies. In addition, Dr. Azarnoff became Chief Operating Officer of Entropin, Inc. in April, 1998.

     The directors of the Company are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Officers of the Company are appointed annually by the Board of Directors and hold office until their successors are appointed and qualified.

Family Relationships
--------------------

     Daniel L. Azarnoff, M.D., the Company's Director, and Roy S. Azarnoff, Ph.D., the Company's Secretary/Treasurer and Director, are brothers.

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held one (1) regular meeting during the fiscal year ended March 31, 1999 (the "1999 Fiscal Year"). During the 1999 Fiscal Year, each member of the Board of Directors attended 100% of the aggregate number of meetings of the Board of Directors and of the Board committees of which he/she was a member during the period for which he/she was a director. The Company has standing Audit and Compensation Committees. The Company does not have a standing Nominating Committee.

     AUDIT COMMITTEE. Kimberlie L. Cerrone and O.B. Parrish (each non-employee directors) currently serve on the Audit Committee of the Board of Directors. The Audit Committee held one (1) meeting during the 1999 Fiscal Year. Among other things, the Audit Committee recommends the firm to be appointed as independent auditors to audit the Company's financial statements, discusses the scope and results of the audit with the independent auditors, reviews with management and the independent auditors the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent auditors.

     COMPENSATION COMMITTEE. The Compensation Committee, which currently consists of Kimberlie L. Cerrone and O.B. Parrish (each non-employee directors), held one (1) meeting during the 1999 Fiscal Year. The Compensation Committee has authority to, among other things, renew and approve salary arrangements, including annual incentive awards, for directors, certain officers and certain other employees of the Company, adopt and amend employment agreements for officers and other employees of the Company, and administer the Company's option and other incentive plans.

     The Company does not have a standing Nominating Committee.

COMPENSATION OF THE BOARD OF DIRECTORS

     The Company pays cash compensation of $1,500 per quarter to its independent, non-employee directors; Kimberlie L. Cerrone and O.B. Parrish for their services as members of the Board of Directors. On February 23, 1999, for services as a Director, Kimberlie L. Cerrone, Michael A. Davis and O.B. Parrish were each granted options to purchase 356,699 shares of the Company's Common Stock, at an exercise price of $0.42 per share, the fair market value on the date of grant, vesting as to 50% of such option shares on the first anniversary of the date of grant, and as to an additional 1/24th of the option shares on the last day of each of the next twelve (12) months following such anniversary (the "Director Options"). The Director Options are subject to the approval of the 1998 Omnibus Stock Incentive Plan by the shareholders of the Company

VOTE REQUIRED

     THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED FOR THE ELECTION OF A DIRECTOR. ABSTENTIONS AS TO THIS PROPOSAL WILL HAVE THE SAME EFFECT AS A NEGATIVE VOTE AND BROKER NON-VOTES SHALL HAVE NO EFFECT ON THE OUTCOME OF THE VOTE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE FOR DIRECTOR.

            PROPOSAL NUMBER TWO - CORPORATE CHANGE OF NAME TO
                   "AMERIMMUNE PHARMACEUTICALS, INC."

     The Directors of the Company recommend that Article I of the Company's Amended and Restated Articles of Incorporation (the "Articles") be amended to change the name of the Company from Versailles Capital Corporation to Amerimmune Pharmaceuticals, Inc. The name change does not signify that the Company is changing its focus. Rather, the Directors of the Company recommend such change because the Directors believe that the current name has very little good will associated with it and the new name will be more representative of the Company's plans.

     If this proposal is approved, the officers of the Company will file an amendment to the Articles with the Colorado Secretary of State to amend
Article I. Upon the filing of this amendment, the name of the Company will change from "Versailles Capital Corporation" to "Amerimmune
Pharmaceuticals, Inc."

VOTE REQUIRED

     THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE CHANGE IN THE COMPANY'S NAME TO AMERIMMUNE PHARMACEUTICALS, INC. ABSTENTIONS AS TO THIS PROPOSAL WILL HAVE THE SAME EFFECT AS A NEGATIVE VOTE AND BROKER NON-VOTES SHALL HAVE NO EFFECT ON THE OUTCOME OF THE VOTE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE CHANGE IN THE NAME OF THE COMPANY FROM "VERSAILLES CAPITAL CORPORATION" TO "AMERIMMUNE PHARMACEUTICALS, INC."

       PROPOSAL NUMBER THREE - APPROVAL OF THE VERSAILLES CAPITAL
        CORPORATION 1998 OMNIBUS STOCK INCENTIVE PLAN, AS AMENDED

     The Board of Directors and the shareholders of British Lion Medical, Inc., a California corporation ("BLM"), adopted and approved the British Lion Medical, Inc. 1998 Omnibus Stock Incentive Plan on December 1, 1998. On February 17, 1999, the Company, BLM, and Amerimmune, Inc., a Colorado corporation and a wholly owned subsidiary of the Company ("Amerimmune"), entered into an Agreement and Plan of Merger, whereby BLM was merged with and into Amerimmune, and Amerimmune became the surviving corporation (the "Merger"). Upon consummation of the Merger, the Board of Directors of the Company adopted the BLM 1998 Omnibus Stock Incentive Plan, amended such plan to enable the Company to extend the benefits under such plan to officers, directors, employees, consultants and advisers of the Company or of any parent or subsidiary of the Company, and renamed such plan the Versailles Capital Corporation 1998 Omnibus Stock Incentive Plan (the "Stock Plan"). The adoption of the Stock Plan is subject to the approval of the shareholders of the Company. The Stock Plan provides for the grant of various types of stock-based compensation to officers, directors, employees, consultants and advisors of the Company or of any parent or subsidiary of the Company.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), may limit the Company's ability to deduct for United States Federal income tax purposes compensation in excess of $1,000,000 paid to each of the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. Awards granted pursuant to the Stock Plan may be counted towards the $1,000,000 limitation unless the Stock Plan qualifies as "performance-based compensation" within the meaning of Section 162(m). One of the requirements for "performance-based compensation" is that the shareholders of the Company approve the material terms of the Stock Plan.

     At the Annual Meeting, the shareholders are being requested to:

(i) approve the Stock Plan and the reservation of 7,133,970 shares of Common Stock reserved for issuance thereunder; and

(ii) qualify the Stock Plan for purposes of Section 162(m) of the Code.


PURPOSES OF THE STOCK PLAN

     The purposes of the Stock Plan are to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to the officers, directors, employees, consultants and advisers of the Company or of any parent or subsidiary of the Company that are linked directly to increases in shareholder value.

TYPES OF INCENTIVE AWARDS UNDER THE STOCK PLAN

     The Stock Plan provides for the granting of incentive stock options ("ISOs") within the meaning of Section 422 of the Code, options that do not qualify as ISOs, known as nonqualified stock options ("NSOs"), or a combination of both ISOs and NSOs ("options"); PROVIDED, HOWEVER, that ISOs may be granted only to employees of the Company and of any parent or subsidiary of the Company. Options granted under the Plan may be accompanied by stock appreciation rights ("SARs") or limited stock appreciation rights ("LSARs"), or both ("rights"). Rights may also be granted independently of options. The Stock Plan also provides for the granting of restricted stock, deferred stock and performance shares (together, referred to as "restricted awards").

PLAN ADMINISTRATION

     The Stock Plan may be administered by the Company's Board of Directors or a committee thereof (such board or committee is sometimes referred to in this summary as the "plan administrator"). Members of the Board of Directors or a committee thereof do not receive any remuneration from the Stock Plan. The Stock Plan provides that no member of the Board of Directors or a committee thereof will be liable for any action or determination taken or made in good faith with respect to the Stock Plan or any option, right or restricted award granted under the Stock Plan.

     Subject to the terms of the Stock Plan, the plan administrator has the right to grant awards to eligible recipients and, subject to the terms of the Stock Plan, to determine the terms and conditions of the award agreements evidencing the grant of such awards, including the vesting schedule and exercise price of such awards, and the effect, if any, of a change in control of the Company on such awards.

SECURITIES SUBJECT TO THE STOCK PLAN

     There are currently reserved for issuance under the Stock Plan 7,133,970 treasury or authorized but unissued shares of the Company's Common Stock. As of May 31, 1999 awards to purchase an aggregate of 2,482,684 shares of Common Stock were outstanding. No awards to purchase Common Stock pursuant to the Stock Plan have been exercised. The aggregate number of shares of Common Stock as to which options, rights, restricted stock and performance shares may be granted to any individual during any calendar year may not, subject to adjustment as set forth below, exceed 100% of the shares reserved for issuance under the Stock Plan.

     The Stock Plan provides that, in the event of changes in the Common Stock by reason of a merger, reorganization, recapitalization, Common Stock dividend, stock split or similar change, the plan administrator will make appropriate adjustments in the aggregate number of shares available for issuance under the Stock Plan, the purchase price to be paid or the number of shares issuable upon the exercise thereafter of any option or right previously granted, and in the purchase price to be paid or the number of shares issuable pursuant to restricted awards. The plan administrator will have the discretion to make other appropriate adjustments.

ELIGIBILITY

     Discretionary grants of options, rights and restricted awards may be made to any officer (including officers who are directors), director, employee, consultant or advisor of the Company or of any parent or subsidiary of the Company. As of May 31, 1999, the Company had 1 employee, 3 employee executive officers, 2 independent, non-employee directors and 5 consultants on the Medical Advisory Board who were eligible for grants under the Stock Plan.

TERMS OF OPTIONS

     The per share exercise price of incentive stock options must generally be at least equal to the fair market value of a share of Common Stock on the date of grant. The per share exercise price of nonstatutory stock options must generally be at least equal to 85% of the fair market value of a share of Common Stock on the date of grant. On May 31, 1999, the closing price of the Common Stock, as reported on the Nasdaq National Market was $2.38 per share.

ISO LIMITATION

     The aggregate fair market value (determined as of the date of grant) of the shares granted to any employee under the Stock Plan or any other option plan of the Company or of any parent or subsidiary of the Company that may become exercisable for the first time in any calendar year is limited, with respect to ISOs, to $100,000. This restriction does not apply to NSOs, rights or restricted awards.

EXERCISE OF OPTIONS

     Options will vest and become exercisable according to a schedule established by the plan administrator. In the case of options exercisable by installment, options not exercised during any one year may be accumulated and exercised at prescribed times during the remaining years of the option. Options that are not exercised within ten years from the date of grant will expire without value. Options are exercisable during the optionee's lifetime only by the optionee.

     The section entitled "Death--Termination of Employment--Restrictions on Transfer" describes the provisions that relate to the exercise of an option following termination of employment or service, including death, disability or retirement.

     The purchase price of Common Stock purchased pursuant to the exercise of an option will be as determined by the plan administrator and may be adjusted in accordance with the antidilution provisions described in "Securities Subject to the Stock Plan." Upon the exercise of any option, the purchase price must be fully paid in cash, or, at the discretion of the plan administrator, by means of any cashless exercise procedure approved by the plan administrator, by delivery of Common Stock equal in market value to the exercise price, by delivery of restricted awards equal in market value to the exercise price, or by means of a loan from the Company. If restricted awards are used to pay the exercise price, certain of the shares acquired upon exercise will also be subject to restrictions.

STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS

     SARs and LSARs may be granted either alone ("Free Standing Rights") or in conjunction with all or part of an option ("Related Rights"). Upon the exercise of an SAR, a holder is entitled to receive cash, unrestricted shares of Common Stock or any combination thereof, as determined by the plan administrator, in an amount equal to the excess of the Fair Market
Value (as defined in the Stock Plan) of one share of Common Stock over the exercise price per share specified in the related option (or in the case of a Free Standing Right, the price per share specified in such right), multiplied by the number of shares in respect of which the SAR is exercised. Upon the exercise of an LSAR, a holder is entitled to receive an amount in cash equal in value to the excess of the Change in Control
Price (as defined in the award agreement evidencing such LSAR) of one share of Common Stock on the date of exercise over the option price per share specified in the related option (or in the case of an LSAR which is a Free Standing Right, the price per share specified in the Free Standing Right) multiplied by the number of shares in respect of which the LSAR is exercised.

     With respect to SARs and LSARs that are Related Rights, each such SAR and LSAR will terminate upon the termination or exercise of the pertinent portion of the related option, and the pertinent portion of the related option will terminate upon the exercise of any such SAR or LSAR. Unless otherwise determined by the plan administrator at grant, if an SAR or LSAR is granted with respect to less than the full number of shares covered by a related option, the SAR or LSAR will only be reduced if and to the extent that the number of shares covered by the exercise or termination of such option exceeds the number of shares not covered by such SAR or LSAR. LSARs that are Related Rights can only be exercised within the 30-day period following a Change in Control and only to the extent that the options to which they relate are exercisable. SARs that are Related Rights may be exercised at any time that the underlying option is exercisable or, at the discretion of the plan administrator, in certain other limited circumstances. In the case of both SARs and LSARs that are Related Rights, such Related Rights may not be exercised during the first six months after grant except in the event of death or Disability (as defined in the Stock
Plan) of the recipient prior to the expiration of the six-month period. With respect to NSOs, Related Rights may be granted at or after the grant of such an option. In the case of ISOs, Related Rights may be granted only at the time of grant of the ISOs.

     SARs that are Free Standing Rights may be exercised at such time or times and may be subject to such terms and conditions as may be determined by the plan administrator at or after grant. LSARs that are Free Standing Rights can only be exercised within the 30-day period following a Change in Control. In the case of both SARs and LSARs that are Free Standing Rights, such Free Standing Rights may not be exercised during the first six months after grant thereof, except in the event of death or Disability of the recipient prior to the expiration of the six-month period. The term of each Free Standing Right will be fixed by the plan administrator but may not exceed ten years from the date of grant. The price per share for each Free Standing Right will be set by the plan administrator but will not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

RESTRICTED AWARDS

     A restricted stock award is an award of Common Stock that may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of for a period ("restricted period") of ten years, or such shorter period as the plan administrator may determine, from the date on which the award is granted. The plan administrator may also impose such other restrictions and conditions on an award as it deems appropriate. The plan administrator may provide that the foregoing restrictions will lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of the award. In addition, the plan administrator has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the restricted period. Deferred stock is the right to receive Common Stock at the end of a specified deferral period. Performance shares are shares of Common Stock subject to restrictions based upon the attainment of performance objectives.

     Upon the award of any restricted stock or performance shares, the participant will have the rights of a shareholder with respect to the shares, including dividend rights, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the award agreement for the participant's restricted stock or performance shares. Upon an award of deferred stock, the participant will not have any rights of a shareholder, other than the right to receive dividends, during the specified deferral period.

     Recipients of restricted stock, deferred stock, or performance shares will enter into an award agreement with the Company, in such form as the plan administrator determines, which states the restrictions to which the shares are subject and the date or dates on which such restrictions will lapse. The plan administrator may permit such restrictions to lapse in installments within the restricted period or may accelerate or waive such restrictions at any time.

DEATH--TERMINATION OF EMPLOYMENT--RESTRICTIONS ON TRANSFER

     The plan administrator will provide in the award agreements whether and to what extent options, rights or restricted awards will be exercisable upon termination of employment or service for any reason, including death or Disability, of any participant in the Stock Plan.

     In no event may any option be exercisable more than ten years from the date it is granted.

     Except as otherwise determined by the plan administrator in accordance with Rule 16b-3, options, rights and restricted awards are not transferable and are exercisable during the recipient's lifetime only by the recipient.

AMENDMENT; TERMINATION

     The Company's Board of Directors may terminate or amend the Stock Plan at any time, except that shareholder approval is required for any amendment to (i) increase the maximum number of shares of Common Stock which may be issued under the Stock Plan (except for adjustments set forth in the Stock
Plan), (ii) change the class of individuals eligible to participate in the Stock Plan, or (iii) extend the term of the Stock Plan or the period during which any option, right or restricted award may be granted or any option or right may be exercised, but only to the extent required by Section 162(m) or other applicable law, rule or regulation with respect to the material amendment of any employee benefit plan maintained by the Company. Termination or amendment of the Stock Plan will not affect previously granted options, rights or restricted awards, which will continue in effect in accordance with their terms.

PAYMENT OF TAXES

     Participants are required, no later than the date as of which the value of an award first becomes includable in the gross income of the participant for Federal income tax purposes, to pay to the Company, or make arrangements satisfactory to the plan administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The Company's obligations under the Stock Plan are conditional on the making of such payments or arrangements, and the Company will have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant.

                   CERTAIN FEDERAL INCOME TAX EFFECTS

     The following discussion is for general information only and is based on the Federal income tax laws now in effect, which are subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to individual plan participants. Moreover, this summary does not address specific state, local or foreign tax consequences. This summary assumes that Common Stock acquired under the Stock Plan will be held as a "capital asset" (generally, property held for investment) under the Code.

NONQUALIFIED STOCK OPTIONS

     A participant will generally not be subject to Federal income taxation upon the grant of an NSO. Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income.

     If shares of Common Stock acquired upon exercise of an NSO (or upon untimely exercise of an ISO) are later sold or exchanged, then the difference between the sales price and the fair market value of the Common Stock on the date that ordinary income was recognized with respect thereto will generally be taxable as capital gain or loss.

INCENTIVE STOCK OPTIONS

     A participant is generally not subject to Federal income taxation upon the grant of an ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or of any parent or subsidiary of the Company at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Company or of any parent or subsidiary of the Company or (ii) within three months after termination of employment (or one year in the case of a disabled employee). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. (See "Certain Federal Income Tax Effects--Nonqualified Stock Options.")

     If shares of Common Stock acquired pursuant to a timely exercised ISO is later disposed of, the participant will, except as noted below with respect to a "disqualifying disposition," recognize a capital gain or loss equal to the difference between the amount realized upon such sale and the option price. Under these circumstances, the Company will not be entitled to any deduction for Federal income tax purposes in connection with either the exercise of the ISO or the sale of the Common Stock by the participant.

     If, however, a participant disposes of shares of Common Stock acquired pursuant to the exercise of an ISO prior to the expiration of two years from the date of grant of the ISO or within one year from the date the Common Stock is transferred to him upon exercise (a "disqualifying disposition"), generally (i) the participant will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the Common Stock at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the option exercise price, and (ii) any additional gain recognized by the participant will be subject to tax as capital gain. In such case, the Company may claim a deduction for Federal income tax purposes at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income.

     The amount by which the fair market value of the Common Stock on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

EXERCISE WITH SHARES

     According to a published ruling of the Internal Revenue Service, a participant who pays the option price upon exercise of an NSO, in whole or in part, by delivering shares of Common Stock already owned by him will recognize no gain or loss for Federal income tax purposes on the shares of Common Stock surrendered, but otherwise will be taxed according to the rules described above for NSOs. (See "Certain Federal Income Tax Effects-- Nonqualified Stock Options.") With respect to shares of Common Stock acquired upon exercise which are equal in number to the shares of Common Stock surrendered, (i) such shares will be treated as exchanged for the shares surrendered in a non-taxable transaction, (ii) the basis of such shares will be equal to the basis of the shares surrendered, and (iii) the holding period of the shares acquired will include the holding period of the shares surrendered. With respect to the additional shares of Common Stock received upon exercise, (a) participants will recognize ordinary income in an amount equal to the fair market value of such shares on the date of receipt, (b) the basis of such additional shares will be equal to the amount of income recognized, and (c) the holding period for such additional shares will commence after the date of receipt.

     The Treasury Department has issued proposed regulations that, if adopted in their current form, would appear to provide for the following rules with respect to the exercise of an ISO by surrender of previously owned shares of Common Stock. If the shares of Common Stock surrendered in payment of the exercise price of an ISO are "statutory option stock" (including Common Stock acquired pursuant to the exercise of an ISO) and if the surrender constitutes a "disqualifying disposition" (as would be the case, for example, if, in satisfaction of the option exercise price, the Company withholds shares which would otherwise be delivered to the participant), any gain realized on such transfer will be taxable to the optionee, as discussed above. Otherwise, when shares of the Common Stock are surrendered upon exercise of an ISO, in general, (i) no gain or loss will be recognized as a result of the exchange, (ii) the number of shares received that is equal in number to the shares surrendered will have a basis equal to the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and (iii) any additional shares received will have a zero basis and will have a holding period that begins after the date of the exchange. If any of the shares of Common Stock received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares of Common Stock with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

RIGHTS

     A grant of SARs or LSARs has no Federal income tax consequences at the time of such grant. Upon the exercise of SARs or LSARs (other than a Free Standing LSAR), the amount of any cash and the fair market value as of the date of exercise of any shares of Common Stock received is taxable to the participant as ordinary income. With respect to a Free Standing LSAR, however, a recipient should be required to include as taxable ordinary income on the Change in Control date an amount equal to the amount of cash that could be received upon the exercise of the LSAR, even if the LSAR is not exercised until a date subsequent to the Change in Control date. The Company will generally be entitled to a deduction at the same time and equal to the amount included in the participant's income. Upon the sale of the shares of Common Stock acquired by the exercise of SARs or LSARs, participants will recognize capital gain or loss (assuming such Common
Stock was held as a capital asset) in an amount equal to the difference between the amount realized upon such sale and the fair market value of the Common Stock on the date that governs the determination of his ordinary income.

RESTRICTED AWARDS

     In the case of a restricted award, a participant generally will not be subject to Federal income tax upon the grant of such an award, but, rather, the participant will recognize ordinary income in an amount equal to (i) the fair market value of the Common Stock at the time the shares become transferable or are otherwise no longer subject to a substantial risk of forfeiture (as defined in the Code), minus (ii) the price, if any, paid by the participant to purchase the Common Stock. The Company will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income. However, a participant may elect (not later than 30 days after acquiring such shares) to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by the participant at the time the restrictions lapse. The Company will be entitled to a tax deduction at the time when, and to the extent that, income is recognized by the participant. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited shares, and the Company will be deemed to recognize ordinary income equal to the amount of the deduction allowed to the Company at the time of the election in respect of such forfeited shares.

CAPITAL GAIN OR LOSS

     Net capital gain (i.e., generally, capital gain in excess of capital losses) recognized by a participant upon the sale of shares of Common Stock held for more than 12 months will generally be subject to tax at a rate not to exceed 20%. Net capital gain recognized from the sale of shares of Common Stock held for 12 months or less will be subject to tax at ordinary income rates.

NEW PLAN BENEFITS

     With the exception of the grants made subject to shareholder approval listed below, future grants under the Stock Plan will be made at the discretion of the plan administrator, and, accordingly, are not yet determinable. In addition, benefits under the Stock Plan will depend on a number of factors, including the fair market value of the common stock on future dates and the exercise decisions made by optionees. Consequently, it is not possible to determine the benefits that might be received by optionees receiving discretionary grants under the Stock Plan. The following table sets forth the options granted pursuant to the Stock Plan if the shareholders of the Company approve such plan.


                    1998 OMNIBUS STOCK INCENTIVE PLAN

                                                              NUMBER
                    NAME AND POSITION                       OF UNITS
        ---------------------------------------------------------------
        Michael A. Davis, President, CEO and Director          356,699

        Executive Group                                        356,699

        Non-Executive Director Group                           713,398

        Non-Executive Officer                                        -

        Employee Group                                          50,000


     The number of shares of Common Stock subject to options granted to certain persons under the Stock Plan since its inception are as follows:
Dr. Davis 214,019 (excludes option to purchase 356,699 shares subject to shareholder approval); all current executive officers as a group were granted options to purchase an aggregate of 1,719,286 shares; all current directors who are not executive officers as a group were granted options to purchase an aggregate of 713,398 shares. Since the inception of the Stock Plan, no option has been granted to any associate of any current director who is not an executive officer, of any nominee or of any executive officer, and no person other than those individuals set forth above was granted five percent or more of the total amount of options granted under the Stock Plan since its inception.

VOTE REQUIRED

     THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED FOR THE APPROVAL O THE STOCK PLAN AND THE RESERVATION OF 7,133,970 SHARES OF COMMON STOCK THEREUNDER. ABSTENTIONS AS TO THIS PROPOSAL WILL HAVE THE SAME EFFECT AS A NEGATIVE VOTE AND BROKER NON-VOTES SHALL HAVE NO EFFECT ON THE OUTCOME OF THE VOTE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE STOCK PLAN AND THE RESERVATION OF SHARES THEREUNDER.

                 PROPOSAL NUMBER FOUR - RATIFICATION OF
                  SELECTION OF INDEPENDENT ACCOUNTANTS

     The Audit Committee has selected, and the Board of Directors has approved, Ernst & Young LLP as the Company's independent auditors for the Company's fiscal year ended March 31, 2000 (the "2000 Fiscal Year"). The Board of Directors also has directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited the Company's consolidated financial statements since 1999. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different auditing firm at any time during the 2000 Fiscal Year if the Board of Directors determines that such a change would be in the best interests of the Company and its shareholders.

VOTE REQUIRED

     THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR. ABSTENTIONS AS TO THIS PROPOSAL WILL HAVE THE SAME EFFECT AS A NEGATIVE VOTE AND BROKER NON-VOTES SHALL HAVE NO EFFECT ON THE OUTCOME OF THE VOTE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                         ADDITIONAL INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth, in summary form, the compensation paid by the Company to all individuals who served as Chief Executive Officer of the Company (the "Named Executive Officers") for services rendered to the Company for the fiscal year ended March 31, 1999. No other executive officers of the Company earned total salary and bonus payments in excess of $100,000.


                       SUMMARY COMPENSATION TABLE



                                                                        LONG TERM
                                                                       COMPENSATION
                                          ANNUAL COMPENSATION             AWARDS
                                 ----------------------------             ------

                                                                        SECURITIES
                                                                        UNDERLYING
                                                                        OPTIONS(#)
                                                                        ----------

                                                        OTHER ANNUAL
NAME AND PRINCIPAL POSITIONS  YEAR        SALARY($)    COMPENSATION($)
----------------------------  ----        ---------    ---------------
Michael A. Davis, M.D.,       1999         13,000            -           570,718(4)
   Sc.D., M.B.A., (1)
   President and Chief
   Executive Officer

L. Michael Underwood,(2)      1999          6,800(5)         -                  -
   former President and
   Chief Executive Officer

David C. Walters,(3)          1999                 -         -                 -
   former President and       1998                 -         -                 -
   Chief Executive Officer    1997                 -         -                 -


__________
 (1) Dr. Davis became President and Chief Executive Officer of the Company in February 1999.

 (2) Mr. Underwood served as President and Chief Executive Officer of the Company from December 1998 until February 1999.

 (3) Mr. Walters served as President and Chief Executive Officer of the Company from 1996 until December 1998.

 (4) Options provide for 100% acceleration of vesting in the event of occurrence of a change in control of the Company. Includes option to purchase 356,699 shares which is subject to approval of the Stock Plan by the shareholders of the Company.

 (5) For services provided to the Company, Mr. Underwood was granted 680,520 shares of Common Stock with a fair market value of $6,800.

                    OPTION GRANTS IN LAST FISCAL YEAR


     The following tables set forth certain information regarding stock options granted to the Named Executive Officers during the fiscal year ended March 31, 1999. No stock appreciation rights were granted to the Named Executive Officers during the fiscal year ended March 31, 1999.


                                                   Individual Grants
                       ---------------------------------------------------
                         NUMBER OF     % OF TOTAL
                        SECURITIES      OPTIONS
                        UNDERLYING     GRANTED TO     EXERCISE
                          OPTIONS     EMPLOYEES IN     PRICE    EXPIRATION
NAME                    GRANTED (#)  FISCAL YEAR (%) ($/SH)(1)    DATE(2)
----                    -----------  --------------   --------    -------

Michael A. Davis         214,019(3)        12%         $0.42     12/01/2008
                         356,699(4)        21%         $0.42      2/23/2009

L. Michael Underwood          -             -            -             -

David C. Walters              -             -            -             -

__________
 (1) The exercise price of the options is equal to the Fair Market Value (as defined in the Stock Plan) of the Common Stock on the date of grant.

 (2) Options may terminate before their expiration date upon the termination of optionee's status as an employee or consultant of the Company or upon the optionee's death or disability.

 (3) The option will vest as to 100% of the shares subject to option on the first anniversary of the date of grant.

 (4) The option is subject to approval of the Stock Plan by the shareholders of the Company. The option will vest as to 50% of the shares subject to option on the first anniversary of the date of grant, and as to an additional 1/24th of the shares subject to option on the last day of each of the next twelve (12) months following such anniversary; provided, that in the event of a change in control, the option will become immediately vested and exercisable in full.

                      FISCAL YEAR-END OPTION VALUES


     The following table set forth information concerning the fiscal year-end values of unexercised stock options held by the Named Executive Officers as of March 31, 1999. No options were exercised by any of the Named Executive officers for the fiscal year ended March 31, 1999.



                           NUMBER OF SECURITIES
                          UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                             OPTIONS AT FISCAL        IN-THE-MONEY OPTIONS AT
                               YEAR-END (#)             FISCAL YEAR-END ($)
    NAME                 EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE(1)
    ----                 -------------------------  -------------------------
    Michael A. Davis            -        570,718           -     $ 1,187,094

    L. Michael Underwood        -              -           -               -

    David C. Walters            -              -           -               -


__________
(1) The value of unexercised in-the-money options is calculated by multiplying (A) the number of securities underlying such options by
     (B) the difference between (i) $2.50, the closing price of the Common Stock on the Nasdaq National Market on March 31, 1999 and (ii) the option exercise price. The value of unexercised in-the-money options includes an option to purchase 356,699 shares which is subject to approval of the Stock Plan by the shareholders of the Company.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     The Company did not enter into employment contract or termination of employment arrangements with any Named Executive Officer. In the event of a change in control of the Company, the options granted to Dr. Davis provide that the vesting of his options will be accelerated in full and immediately exercisable.

                    SECURITY OWNERSHIP OF MANAGEMENT
                       AND PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of May 31, 1999, the date hereof, the ownership of the Company's Common Stock by (i) each director and executive officer of the Company, (ii) all executive officers and directors of the Company as a group, and (iii) all persons known by the Company to beneficially own more than 5% of the Company's Common Stock:

                                                              Percent of
          Name and Address            Amount and Nature of       Class
           of Shareholder           Beneficial Ownership(1)      Owned
           --------------           -----------------------      -----

       Michael A. Davis                         428,038            1.0%
       21550 Oxnard Street #830
       Woodland Hills, CA 91367

       Wellington A. Ewen                       356,699             .8%
       21550 Oxnard Street  #830
       Woodland Hills, CA 91367

       Pamela Kapustay                          107,010             .3%
       21550 Oxnard Street  #830
       Woodland Hills, CA 91367

       Kimberlie L. Cerrone                       -0-              -0-
       21550 Oxnard Street  #830
       Woodland Hills, CA 91367

       O. B. Parrish                              -0-              -0-
       21550 Oxnard Street  #830
       Woodland Hills, CA 91367

       Lois Rezler                           25,977,788(2)        60.4%
       21550 Oxnard Street  #830
       Woodland Hills, CA 91367

       Daniel L. Azarnoff                    25,977,788(2)        60.4%
       21550 Oxnard Street  #830
       Woodland Hills, CA 91367

       Roy S. Azarnoff                       25,977,788(2)        60.4%
       21550 Oxnard Street  #830
       Woodland Hills, CA 91367

       Three R Associates, Inc.              25,977,788(3)        60.4%
       21550 Oxnard Street  #830
       Woodland Hills, CA 91367

       CytoDyn of New Mexico, Inc.            4,280,387(4)        10.0%
       4236 Longridge Avenue #302
       Studio City, CA 91604

       Allen D. Allen                         6,420,580(5)        15.0%
       4236 Longridge Avenue #302
       Studio City, CA 91604

       Maya, LLC                              5,018,753           11.7%
       2325-A Renaissance Drive
       Las Vegas, NV 89119

       Rex Lewis                              5,018,753(6)        11.7%
       2325-A Renaissance Drive
       Las Vegas, NV 89119

       Battersea Capital, Inc.                4,280,385(7)         9.9%
       P. O. Box 153
       Santa Monica, CA 90403

       J. Matt Lepo                           4,280,385(8)         9.9%
       P. O. Box 153
       Santa Monica, CA 90403

       All Directors and Executive           26,869,535           62.4%
       Officers as a group (8 persons)

------------------
(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Includes 25,977,790 shares beneficially owned by Three R Associates, Inc. ("Three R"). The shareholders and directors of Three R are: Lois Rezler; Daniel L. Azarnoff; and, Roy S. Azarnoff.

(3) Includes: (i) 19,557,208 shares owned by Three R; and, (ii) 2,140,193 shares owned by Allen D. Allen and 4,280,387 shares owned by CytoDyn of New Mexico, Inc. ("CytoDyn NM") for which Three R holds an irrevocable proxy to vote all such shares.

(4) CytoDyn NM granted an irrevocable proxy coupled with interest to vote its shares to Three R.

(5) Includes: (i) 4,280,387 shares owned by CytoDyn NM, of which Allen D. Allen ("Allen") is a director and controlling shareholder; and, (ii) 2,140,193 shares owned by Allen. Allen granted an irrevocable proxy coupled with interest to vote his shares to Three R.

(6) The shares are owned by Maya, LLC., a limited liability company of which Mr. Lewis is the manager.

(7) Includes options to purchase an aggregate of 2,140,192 shares of Common Stock which consists of: 1,426,794 shares, immediately exercisable for a period of five (5) years, at $.42 per share, as adjusted post-merger granted by the Issuer; and, an option granted by Three R to purchase 713,398 shares of the Issuer's Common Stock owned by Three R, immediately exercisable for a period of five (5) years, at $.42 per share.

(8) The shares, which include an aggregate of 2,140,192 shares underlying options held in the name of Battersea Capital, Inc. ("Battersea"), are owned by Battersea, of which Mr. Lepo is the managing director.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file reports of beneficial ownership of the Company's Common Stock and changes in such ownership with the Securities and Exchange Commission, the Nasdaq National Market and the Company. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis. Based solely on its review of the copies of these reports received or written representations from these reporting persons that no Forms 5 or other reports were required for such persons, the Company believes that, during the 1999 Fiscal Year, all of such filing requirements under Section 16(a) were timely met.

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     In October 1998, Three R, a corporation that is wholly owned by Lois Rezler, Daniel Azarnoff and Roy Azarnoff each of whom are directors of the Company, entered into a Patent and Trademark License Agreement (the "License Agreement") with British Lion, the entity which previously operated the business now conducted by the Company, pursuant to which Three R granted British Lion an irrevocable, exclusive, worldwide rights to use all present and future patent rights, know-how and background technology of Three R, relating to Cytolin(R). In addition, the License Agreement contains a provision whereby Three R granted British Lion a sublicense to the trademark Cytolin(R). In exchange for the License, British Lion issued 3,075,000 shares of its Stock (equivalent to 21,936,981 Versailles shares) to Three R, and subsequently assumed Three R's obligations under a consulting agreement between Three R and Allen D. Allen, the inventor of the technology. The License Agreement was subject to: (i) British Lion's entering into a management agreement with WCCS for purposes of assisting British Lion in obtaining FDA approval to market Cytolin(R) for commercial use; and, (ii) British Lion's entering into a business combination with a publicly held company.

          In October 1998, British Lion entered into a management agreement with WCCS (the "WCCS Agreement"), for purposes of assisting British Lion in obtaining FDA approval to market Cytolin(R) for commercial use. Lois Rezler, Daniel L. Azarnoff and Roy Azarnoff, are the officers, directors and shareholders of WCCS, as well as directors of the Company.

          On February 23, 1999, the Company obtained Directors and Officers indemnity liability insurance coverage, including securities coverages, in the amount of $3,000,000 which indemnifies the Company against claims, as well as provides coverage against any claims against the officers and directors of the Company which (i) the Company is not legally permitted or required to pay or (ii) when the Company is legally required or permitted to pay such loss as indemnity to the Directors and Officers but cannot in fact pay such loss due solely to the financial insolvency of the Company. There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being or may be sought, and the Company is not aware of any other pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

                          SHAREHOLDER PROPOSALS

     Subject to Securities and Exchange Commission regulations, proposals of shareholders that are intended to be presented at the Company's Year
2000 Annual Meeting of Shareholders must be received by the Company no later than January 11, 2000 and must otherwise comply with the requirements of Rule 149-8 of the Securities Exchange Act of 1934, as amended in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                              By Order of the Board of Directors

                              /s/ Roy S. Azarnoff

                              Roy S. Azarnoff
                              Secretary and Treasurer

Woodland Hills, California
June 30, 1999

                                  PROXY

                     VERSAILLES CAPITAL CORPORATION
                PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON AUGUST 6, 1999

The undersigned hereby constitutes and appoints Michael A. Davis and Wellington A. Ewen, and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned's shares of $0.05 par value common stock ("Common Stock") of Versailles Capital Corporation (the "Company") at the Annual Meeting of Shareholders to be held at the Marriott Hotel located at 21850 Oxnard Street, Woodland Hills, California 91367, on August 6, 1999, at 9:00 a.m. Los Angeles time and at all adjournment(s) thereof (the "Meeting") for the following purposes:

1. Election of Directors;

     [   ]     FOR THE DIRECTOR

     [   ]     WITHHOLD AUTHORITY TO VOTE NOMINEES LISTED BELOW FOR ALL
               NOMINEES LISTED (EXCEPT AS MARKED TO THE CONTRARY BELOW)

INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
               STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

     Michael A. Davis    Kimberlie L. Cerrone     O.B. Parrish
     Lois Rezler         Daniel L. Azarnoff       Roy S. Azarnoff

2. Adoption of an amendment to Article I of the Articles of Incorporation of the Company to change the name of the Company from "Versailles Capital Corporation" to "Amerimmune Pharmaceuticals, Inc.";

      [   ] FOR       [   ] AGAINST      [   ] ABSTAIN FROM VOTING

3. Approval of the Versailles Capital Corporation 1998 Omnibus Stock Incentive Plan as amended, and the reservation of 7,133,970 shares of Common Stock thereunder;

      [   ] FOR       [   ] AGAINST      [   ] ABSTAIN FROM VOTING

4. Ratification of selection of Ernst & Young LLP as the Company's independent Auditors.

      [   ] FOR       [   ] AGAINST      [   ] ABSTAIN FROM VOTING


5. In their discretion, the Proxies are authorized to vote upon such other business as lawfully may come before the Meeting.

      [   ] FOR       [   ] AGAINST      [   ] ABSTAIN FROM VOTING


The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said attorneys and proxies lawfully may do by virtue hereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING FOR THE ELECTION OF THE DIRECTORS SET FORTH ABOVE AND FOR THE OTHER ITEMS LISTED ABOVE.

It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Shareholders to the undersigned. The proxies and attorneys intend to vote the shares represented by this proxy on such matters, if any, as determined by the Board of Directors.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement and Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999 furnished therewith.

          Dated and Signed: _______, 1999


          _______________________
          Name:
          Title:

Signature(s) should  agree  with  the name(s)  stenciled  hereon.
Executors, administrators, trustee, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.